EXHIBIT 99.1

Lumera Corporation to Hold Conference Call to Discuss Q1 2008 Results

BOTHELL, Wash.--(BUSINESS WIRE)--April 25, 2008--Lumera Corporation (NASDAQ:LMRA), a leader in photonic communications, will hold its quarterly conference call to discuss first quarter results on May 6, 2008, at 4:30 p.m. Eastern Daylight Time (1:30 p.m. Pacific Daylight Time).

Details to access the conference call and the live audio web cast are as follows:

Conference call:

(Please call approximately ten minutes prior to the scheduled start of the call.)

Toll-free: 800-435-1261
International callers: 617-614-4076
Pass code: 65359868

Live Audio web cast: www.Lumera.com

Replay and archive information:

(Telephone replay available until May 13, 2008, 6:30 p.m.)
Toll-free: 888-286-8010
International callers: 617-801-6888
Pass code: 85031524

Web cast will be archived on the Company's website at www.Lumera.com.

About Lumera

Lumera is a leader in photonic communications. The company designs electro-optic components based on proprietary polymer compounds for the telecommunications and computing industries. For more information, please visit www.Lumera.com.

CONTACT: Lumera Corporation
Helene F. Jaillet (Investor Relations), 425-398-6546
or
The Summit Group Communications
Todd Wolfenbarger (Media), 801-595-1155
http://www.lumera.com

SOURCE: Lumera Corporation